EXHIBIT 3.2

                                     BYLAWS

                                       OF

                              SEGUSO HOLDINGS, INC.

                             A NEW YORK CORPORATION

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

         Section 1. The office of the Corporation shall be located in the County of New York, State of New York. Section 2. The Corporation may also have offices at such other places both within and without the State of New York as the Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of the shareholders for the election of directors shall be held at such place either within or without the State of New York as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of the shareholders shall be held in the month of April in each year on such day and at such time as the Board shall designate, or such other date as they be designated by the Board and stated in the notice of the meeting, at which they shall elect directors by a plurality vote and transact such other business as may properly be brought before the meeting.

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         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Unless provided in the certificate of incorporation of the New York Business Corporation Law, notice of the annual meeting is not required to contain a description of the purpose or purposes of the meeting.

         Section 4. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

         Section 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president or by the Board and shall be called by the secretary of the Corporation upon receipt of one or more written demands for a special meeting by the holders of the requisite percentage of votes specified by the New York Business Law. Such request shall state the purpose or purposes of the proposed meeting. Unless otherwise prescribed by statute or by the certificate of incorporation, shareholders of this Corporation shall not be entitled to request a special meeting of shareholders.


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         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

         Section 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. When a quorum is once present it will not be broken by the subsequent withdrawal of any shareholder. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the issued and outstanding shares entitled to vote shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.


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         Section 10. Unless otherwise provided in the certificate of incorporation each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

         Section 11. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The Corporation shall have a minimum of one (1) and a maximum of three (3) directors. The number of directors shall be the number fixed by resolution of the shareholders or directors, or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of shareholders. Each director shall hold office until the next annual shareholders meeting and until his successor shall have been elected and qualified, or until his earlier resignation, or removal from office in accordance with the provisions of the bylaws, death or incapacity.


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         Section 2. Any director may be removed from office at any time, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

         Section 3. Any vacancies in the Board, however occurring, whether by death, resignation, retirement, disqualification, removal from office in accordance with the provisions of the bylaws, or otherwise, may be filled by the directors remaining in office acting by a majority vote, and any director so chosen shall hold office until the next annual shareholders meeting and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office in accordance with the provisions of the bylaws, death or incapacity.

         Section 4. The business of the Corporation shall be managed by or under the direction of its Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of New York.

         Section 6. The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the directors.


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         Section 7. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 8. Special meetings of the Board may be called by the president on three days' notice to each director, either personally or by telegram or telefax, or on two (2) days' notice to each director by mail; special meetings shall be called by the president or the secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the president or the secretary in like manner and on like notice on the written request of the sole director.

         Section 9. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the total number of directors shall be the act of the Board, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.


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         Section 11. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by or conduct the meeting through the use of any means of communication by which all persons participating in the meeting can simultaneously hear each other during the meeting.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or these bylaws, notice is required to be given to any director or shareholder, such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by personal delivery, telegram or telefax.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board and, unless otherwise determined by the Board, shall be a president, a vice president, a secretary and a treasurer. The Board may also appoint additional officers, including without limitation one or vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.


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         Section 2. The Board at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and a treasurer.

         Section 3. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers of the Corporation shall be fixed by the Board. Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. An officer elected by the shareholders may be removed with or with cause, only by vote of the shareholders. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board, shall have general responsibility for the active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

                               THE VICE-PRESIDENT

         Section 7. In the absence of the president or in the event of his inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties and have such other powers as the Board may from time to time prescribe.


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                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 8. The secretary shall attend all meetings of the Board and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                                  THE TREASURER

         Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

         Section 11. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

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                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

         Section 1. The shares of the Corporation shall be represented by a certificate or certificates. Each certificate shall be signed by, or in the name of the Corporation by, the president, or vice-president and the treasurer or the secretary of the Corporation.

         Section 2. Any of or all the signatures on a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation, or if the shares are listed on a national security exchange. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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                                TRANSFER OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.


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                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   FISCAL YEAR

         Section 3. The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                      SEAL

         Section 4. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                 INDEMNIFICATION

         Section 5. The Corporation shall indemnify its directors and officers according to the provisions set forth in its Certificate of Incorporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by a majority of the votes cast by the shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the board. Bylaws adopted by the Board may be amended or repealed by the shareholders.